EXHIBIT 99.1

SLR Investment Corp. Announces Quarter and Fiscal Year Ended December 31, 2022 Financial Results

Net Investment Income of $0.41 Per Share for Q4 2022

Distributions of $0.41 Per Share for Q1 2023

NEW YORK , Feb. 28, 2023 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company” or “SLRC”) today reported net investment income of $22.5 million, or $0.41 per share, for the fourth quarter of 2022. For the fiscal year ended December 31, 2022, the Company reported net investment income of $76.4 million, or $1.48 per share.

At December 31, 2022, net asset value (NAV) was $18.33 per share, compared to $18.37 for the quarter ended September 30, 2022.

On February 28, 2023, the Company’s Board of Directors (the “Board”) declared a monthly distribution of $0.136667 per share payable on April 4, 2023 to stockholders of record as of March 23, 2023. The specific tax characteristics of the distribution will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2022:

Comprehensive Investment Portfolio* fair value: $2.9 billion
Number of unique issuers: approximately 800
Net assets: $999.7 million
Net asset value per share: $18.33
Net debt-to-equity**: 1.08x

Comprehensive Investment Portfolio Activity*** for the Quarter Ended December 31, 2022:

Investments made during the quarter: $430.2 million
Investments prepaid and sold during the quarter: $409.0 million

Comprehensive Investment Portfolio Activity*** for the Year Ended December 31, 2022:

Investments made during the year: $1.3 billion
Investments prepaid and sold during the year: $971.9 million

Operating Results for the Quarter Ended December 31, 2022:

Net investment income: $22.5 million
Net investment income per share: $0.41
Net realized and unrealized loss: $3.5 million
Net increase in net assets from operations: $19.0 million
Earnings per share: $0.35

Operating Results for the Year Ended December 31, 2022:

Net investment income: $76.4 million
Net investment income per share: $1.48
Net realized and unrealized loss: $58.0 million
Net increase in net assets from operations: $18.3 million
Earnings per share: $0.35

* The Comprehensive Investment Portfolio for the quarter and year ended December 31, 2022 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) full portfolio, SLR Equipment Finance’s (“SLR-EF”) full portfolio, Kingsbridge Holdings, LLC’s (“KBH”) full portfolio, SLR Business Credit’s (“SLR-BC”) full portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) full portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loan to KBH.

** Please see Liquidity and Capital Resources below.

*** Comprehensive Portfolio Activity for the quarter and year ended December 31, 2022 includes gross originations of the Commercial Finance Portfolio Companies.

“In 2022, SLR Investment Corp. had record originations of $1.3 billion of investments with over 90% of net originations in our specialty finance investment strategies,” said Michael Gross, Co-CEO of SLR Investment Corp. “At year end, approximately 78% of SLRC’s comprehensive portfolio is allocated to asset-based lending and specialty finance investments that have borrowing bases and full covenant structures supporting the senior secured loans. We believe this asset mix positions us defensively for an economic downturn while enabling us to be opportunistic in allocating capital in 2023 across our strategies.”

“The continuing market uncertainties and volatility have resulted in improved pricing for middle market loans with wider spreads, higher yields and better structures than we have seen in a number of years,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “We continue to be confident in the performance of our investments within each of our asset classes as well as the prospects for additional portfolio growth in what we believe will be an attractive vintage for all our business segments.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on, Wednesday, March 1, 2023. All interested parties may participate in the conference call by dialing (800) 225-9448 approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9708. Participants should reference SLR Investment Corp. and Conference ID: SLRC4Q22. A telephone replay will be available until March 15, 2023 and can be accessed by dialing (800) 839-2434. International callers should dial (402) 220-7211. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, www.slrinvestmentcorp.com. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended December 31, 2022, SLRC had total originations of $430.2 million and repayments of $409.0 million across the Company’s four investment strategies:

For the Quarter Ended December 31, 2022
($mm)

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$57.9	$140.6	$166.6	$65.1	$430.2
Repayments / Amortization	$117.6	$70.9	$130.5	$90.0	$409.0
Net Portfolio Activity	$(59.7)	$69.7	$36.1	$(24.9)	$ 21.2

During the year ended December 31, 2022, SLRC had total originations of $1.3 billion and repayments of $971.9 million.

For the Year Ended December 31, 2022
($mm)

Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$234.7	$408.8	$476.9	$152.3	$1,272.7
Repayments / Amortization	$213.3	$152.8	$449.0	$156.8	$971.9
Net Portfolio Activity	$21.4	$256.0	$27.9	$(4.5)	$ 300.8

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in the SLR Senior Lending Program LLC attributable to the Company.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio.

Portfolio Composition

SLRC’s Comprehensive Investment Portfolio composition by asset class at December 31, 2022 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Senior Secured Investments Cash Flow Loans (Sponsor Finance)(1)	$643.2	21.8%	11.2%
Asset-Based Loans(2)	$1,037.0	35.2%	14.1%
Equipment Financings(3)	$941.0	31.9%	10.7%
Life Science Loans	$322.5	10.9%	12.5%
Total Senior Secured Investments	$2,943.7	99.8%	12.2%
Equity and Equity-like Securities	$4.9	0.2%
Total Comprehensive Investment Portfolio	$2,948.6	100.0%
Floating Rate Investments(4)	$1,945.0	66.0%
First Lien Senior Secured Loans	$2,907.2	98.6%
Second Lien Senior Secured Cash Flow Loans	$6.5	0.2%
Second Lien Senior Secured Asset-Based Loans	$29.9	1.0%

(1) Includes cash flow loans held in the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company and excludes the Company’s equity investment in SSLP.
(2) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s full portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3) Includes SLR-EF’s full portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) full portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(5) The weighted average asset yield for cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The yield calculation of Life Science loans excludes the impact of success fees and/or warrants. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ending on December 31, 2022 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ending on December 31, 2022 against the portfolio as of December 31, 2022, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the expected return on equity during 2022.

The Comprehensive Investment Portfolio is diversified across approximately 800 unique issuers operating in over 120 industries, with an average exposure of $3.7 million or 0.1% per issuer.

At December 31, 2022, 99.8% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 98.6% is held in first lien senior secured loans. Second lien ABL exposure is 1.0% and second lien cash flow exposure is 0.2% of the Comprehensive Investment Portfolio at December 31, 2022.

SLR Investment Corp. Portfolio

Asset Quality

As of December 31, 2022, 99.7% of SLRC’s portfolio was performing on a fair value basis.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2022, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$434.0	20.8%
2	$1,617.6	77.5%
3	$28.4	1.4%
4	$6.7	0.3%

SLR Investment Corp.’s Results of Operations for the Fiscal Year Ended December 31, 2022 compared to the Fiscal Year Ended December 31, 2021.

Investment Income

For the fiscal years ended December 31, 2022 and 2021, gross investment income totaled $177.5 million and $139.4 million, respectively.

Investment Income Contribution by Asset Class(1) ($mm)
For the Year Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total ($mm)
12/31/2022	$54.7	$48.2	$35.6	$39.0	$177.5
% Contribution	30.8%	27.1%	20.1%	22.0%	100.0%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet, and excludes investment income contribution by asset class from SLR Senior Investment Corp. in Q1 2022.

Expenses

SLRC’s net expenses totaled $101.1 million and $78.4 million, respectively, for the fiscal years ended December 31, 2022 and 2021. The increase in expenses from 2021 to 2022 was primarily due to higher interest expense associated with an increase in borrowings to fund new investments as well as the increase in reference rates.

Net Investment Income

SLRC’s net investment income totaled $76.4 million and $60.9 million, or $1.48 and $1.44, per average share, respectively, for the fiscal years ended December 31, 2022 and 2021.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the fiscal years ended December 31, 2022 and 2021 totaled approximately $58.0 million and $1.4 million, respectively.

Net Increase in Net Assets Resulting from Operations

For the fiscal years ended December 31, 2022 and 2021, SLRC had a net increase in net assets resulting from operations of $18.3 million and $59.6 million, respectively. For the fiscal years ended December 31, 2022 and 2021, earnings per average share were $0.35 and $1.41, respectively.

Liquidity and Capital Resources

Unsecured Debt

At December 31, 2022, approximately 50% of the Company’s funded debt was comprised of fixed rate unsecured notes.

Credit Facilities and Available Capital

At December 31, 2022, the Company had $448 million drawn on the $850 million of capacity that the Company has under its revolving credit facilities, $100 million of term loans, and $545 million of unsecured notes.

Leverage

On December 31, 2022, the Company’s net debt-to-equity was 1.08x, which is approximately in the middle of its target leverage ratio of 0.9x – 1.25x.

Unfunded Commitments

At December 31, 2022, excluding commitments to SLR-CS, SLR-EF, SLR-HC ABL, and SSLP over which the Company controls such funding, the Company had unfunded commitments of approximately $277.0 million.

Other Events

SLR Senior Lending Program LLC

On October 12, 2022, the Company entered into an amended and restated limited liability company agreement with Sunstone Senior Credit L.P. (the “Investor”) to create a joint venture vehicle, SLR Senior Lending Program LLC (“SSLP”). SSLP is expected to invest primarily in senior secured cash flow loans. The Company and the Investor each have made equity commitments of $50 million, resulting in a total equity commitment of $100 million. Investment decisions and all material decisions in respect of SSLP must be approved by representatives of the Company and the Investor.

On December 1, 2022, SSLP commenced operations. On December 12, 2022, SSLP entered into a $100 million senior secured revolving credit facility which is scheduled to mature on December 12, 2027. As of December 31, 2022 the Company and the Investor had contributed combined equity capital in the amount of $19.0 million. At December 31, 2022, the Company’s and the Investor’s remaining commitments to SSLP totaled $40.5 million and $40.5 million, respectively.

Stock Repurchase Program

On May 3, 2022, the Company’s Board authorized a program for the purpose of repurchasing up to $50 million of its outstanding shares of common stock. Under the repurchase program, the Company may, but is not obligated to, repurchase shares of its outstanding common stock in the open market from time to time provided that it complies with the Company’s code of ethics and the guidelines specified in Rule 10b-18 of the 1934 Act, including certain price, market volume and timing constraints. In addition, any repurchases will be conducted in accordance with the 1940 Act. Unless amended or extended by its Board, the Company expects the repurchase program to be in place until the earlier of May 1, 2023 or until $50 million of its outstanding shares of common stock have been repurchased. The timing and number of shares to be repurchased will depend on a number of factors, including market conditions. There are no assurances that the Company will engage in any repurchases beyond what is reported herein. During the fiscal year ended December 31, 2022, the Company repurchased 217,271 shares at an average price of approximately $13.98 per share, inclusive of commissions. As of December 31, 2022, the total dollar amount of shares repurchased was approximately $3.0 million.

Subsequent Events

Distributions

On February 28, 2023, the Company’s Board of Directors declared a monthly distribution of $0.136667 per share, aggregating to $0.41 per share for the quarter ending March 31, 2023. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Statements and Tables

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	December 31, 2022	December 31, 2021
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,312,701 and $985,088, respectively)	$1,289,082	$964,379
Companies more than 25% owned (cost: $821,886 and $711,865, respectively)	797,594	706,203
Cash	10,743	2,935
Cash equivalents (cost: $417,590 and $320,000, respectively)	417,590	320,000
Dividends receivable	11,192	9,028
Interest receivable	9,706	6,521
Receivable for investments sold	1,124	1,378
Prepaid expenses and other assets	664	567

Total assets	$2,537,695	$2,011,011

Liabilities
Debt ($1,093,200 and $818,500 face amounts, respectively, reported net of unamortized debt issuance costs of $7,202 and $6,462, respectively)	$1,085,998	$812,038
Payable for investments and cash equivalents purchased	417,611	320,041
Distributions payable	7,481	17,327
Management fee payable	7,964	7,435
Performance-based incentive fee payable	5,422	1,864
Interest payable	7,943	4,492
Administrative services payable	1,488	2,689
Other liabilities and accrued expenses	4,057	2,844

Total liabilities	$1,537,964	$1,168,730

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,555,380 and 42,260,826 shares issued and outstanding, respectively	$546	$423
Paid-in capital in excess of par	1,162,569	936,999
Accumulated distributable net loss	(163,384)	(95,141)

Total net assets	$999,731	$842,281

Net Asset Value Per Share	$18.33	$19.93

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Year ended December 31,
	2022	2021
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$121,491	$86,122
Companies more than 25% owned	9,515	11,354
Dividends:
Companies less than 5% owned	—	133
Companies more than 25% owned	44,383	37,564
Other income:
Companies less than 5% owned	2,116	4,157
Companies more than 25% owned	—	24

Total investment income	177,505	139,354

EXPENSES:
Management fees	29,982	28,277
Performance-based incentive fees	15,097	10,309
Interest and other credit facility expenses	46,087	29,876
Administrative services expense	5,401	5,575
Other general and administrative expenses	6,099	4,390

Total expenses	102,666	78,427

Performance-based incentive fees waived	(1,527)	—

Net expenses	101,139	78,427

Net investment income	$76,366	$60,927

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents (companies less than 5% owned)	$(36,485)	$26

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(2,909)	(10,500)
Companies more than 25% owned	(18,630)	9,113

Net change in unrealized loss on investments and cash equivalents	(21,539)	(1,387)

Net realized and unrealized loss on investments and cash equivalents	(58,024)	(1,361)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$18,342	$59,566

EARNINGS PER SHARE	$0.35	$1.41

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: an increase in the size of SLRC’s income producing comprehensive portfolio; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for additional portfolio growth of SLRC; and the impact on the performance of SLRC from the investments that SLRC has made and expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts (including the current conflict between Russia and Ukraine), natural disasters or pandemics; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
(646) 308-8770